Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NIQ Global Intelligence plc 2025 Equity Incentive Plan of our report dated April 10, 2025, with respect to the consolidated financial statements of Intermediate Dutch Holdings B.V. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333- 288376) and related Prospectus of NIQ Global Intelligence plc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Stamford, CT

July 24, 2025